Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-149297) of Magyar Bancorp, Inc. and subsidiary of our report dated December 21, 2017, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended September 30, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Iselin, New Jersey

December 21, 2017

96